Exhibit 3(a)(i)

                                                                   06/13/88

                          RESTATED ARTICLES OF INCORPORATION

                                          OF

                              THE MONTANA POWER COMPANY


               Pursuant  to the  provisions  of Section 58  of the  Montana

          Business  Corporation Act, the undersigned Corporation adopts the following Restated Articles of Incorporation:

               ARTICLE I.  The name of the Corporation is The Montana Power

          Company.

               ARTICLE II.  The objects and purposes for  which The Montana

          Power Company is formed are as follows:

               To manufacture, produce, generate, store, acquire, purchase,

          sell, control,  use, dispose of, transmit,  distribute and supply electricity  and electrical energy or any other power or force in any form and for any purpose whatsoever;

               To purchase, lease or otherwise acquire, hold, use, operate,

          sell,  lease,  or  otherwise  dispose of  machinery,  generators,

          motors,  plants, apparatus,  devices and  supplies of  every kind pertaining to  or otherwise  connected with the  production, use,

          transmission, distribution, regulation, control or application of electricity or electrical energy;

               To transform  power generated  by hydraulic or  other plants into electrical or other energy for any and all purposes;

               To purchase, mine, produce, process,  sell, distribute, use,

          lease, or otherwise acquire, use, or dispose of coal, coal mines,

          coal properties,  machinery, appliances, and  equipment of  every kind  and nature whatsoever used or useful in connection with the mining, production,  transportation, use, sale or  disposition of coal, coal mines or coal properties;

               To purchase, lease or otherwise acquire, hold, use, operate,

          sell,  lease  or otherwise  dispose  of all  water  rights, water powers and water privileges;

               To  construct,  purchase or  otherwise  acquire, hold,  use,

          operate, sell, lease or otherwise dispose of hydraulic, electric and other works, plants, buildings, machinery, equipment, pipe lines,  distributing systems,  transmission lines,  dams, flumes,

          ditches,  canals,  apparatus, devices  or  processes  for use  in connection with such works;

               To acquire,  buy, hold, own, sell,  lease, exchange, dispose of, transmit,  distribute, deal  in,  use, manufacture,  produce,

          furnish and supply bus service, natural or artificial gas, light,

          heat, ice, refrigeration, water and steam in any form and for any purposes whatsoever, and any power or force or energy in any form and for any purposes whatsoever;

               To  construct, purchase, lease  or otherwise  acquire, hold,

          use, operate, sell,  lease or otherwise  dispose of natural  gas,

          manufactured   gas,  gas  works,  gas  plants,  gas  transmission

          systems,  distributing  systems,  gas reserves,  gas  rights, gas storage  fields and  facilities and  all properties  of  any kind whatsoever used  or  useful in  the gas  business, together  with licenses, permits,  authorizations or consents of  every kind and nature  whatsoever which may be used or useful in connection with any or all of the foregoing;

               To purchase or otherwise  acquire, hold, use, operate, sell,

          lease  or otherwise  dispose  of  machinery, engines,  mechanical devices and articles of every character and description;

               To acquire, build, construct,  equip, own and operate street

          railways  and   other  railway   properties  of  all   kinds  and

          descriptions and with  any kind of motive power, and  to sell and lease the same, but the powers in this paragraph  set forth shall be  exercised only  in connection with  and as part  of the other objects and purposes referred to in this Article;

               To purchase or otherwise  acquire, hold, use, operate, sell,

          lease,  or otherwise  dispose of such  real and  personal estate,

          property  rights,  rights-of-way, easements,  privileges, grants,

          consents  and franchises,  individually  or in  association  with others, as may be  necessary for or appropriate  to or useful  in connection with the business and purposes of the company;

               To apply  for, purchase or  otherwise acquire, and  to hold,

          use,  own, operate and to  sell, assign or  otherwise dispose of,

          and to  grant or receive  licenses in respect of  or otherwise to turn to  account any  and all inventions,  improvements, patents,

          patent rights, processes, trademarks  and trade names, secured by

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

          or issued  under the laws of  the United States of  America or of any other government or country;

               To acquire by purchase or otherwise, and to hold, invest in,

          sell, or otherwise dispose of  the shares, bonds, debentures  and

          other   evidences   of  indebtedness   of  any   persons,  firms,

          associations  and corporations, including the Corporation created by  these Articles;  and when  owner of  any such  shares, bonds,

          debentures, securities or other  obligations, to exercise all the rights, powers  and privileges of ownership,  including the right to vote  thereon for any and  all purposes; to aid  in any manner

          any  corporation  whose   shares,  bonds,  debentures  or   other

          obligations are  owned or held  by it, or  in the shares,  bonds,

          debentures, securities or other obligations of which it is in any way interested;  and to guarantee the  shares, bonds, debentures,

          securities  or   other  act   or  thing  for   the  preservation,

          protection, improvement or  enhancement of the value of  any such shares, bonds, debentures, securities or obligations;

               To  construct,  operate  and  maintain  facilities  for  the service of water to the public;

               Without limitation  to hold, purchase,  mortgage and  convey real and personal property  of every kind and description  in any state or territory of the United States or elsewhere;


               In  general,  to do  all such  things  as are  incidental or conducive to the accomplishment of the foregoing purposes, and to engage in  any  and all  lawful  business whatever  necessary  or convenient therefor,  with all rights, privileges  and powers now or hereafter granted by the State of Montana to corporations.

               ARTICLE III.  Unless   and  until  changed   in  the  manner

          provided  by law,  the address  of the  registered office  of the

          Corporation in the State  of Montana is 40 East  Broadway, Butte,

          and  the name of  its registered agent  at such address  is R. M.

          Ralph.

               ARTICLE IV.  The  period of  duration  of  this  Corporation shall be perpetual.

               ARTICLE V.  The  number of  Directors of this Corporation

          shall  be fixed by the Bylaws, but  shall be not less  than three

          (3) nor more than eighteen (18).  In the absence of  a Bylaw fixing  the  number  of  directors,  the  number  of Directors

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

          shall be eleven (11).

               ARTICLE VI.  No  Director  of   the  Corporation  shall   be

          personally  liable to  the  Corporation or  its shareholders  for monetary damages  for breach  of fiduciary  duty  as a  Director;

          provided, however, that  this Article VI  shall not eliminate  or limit  the  liability of  a Director  to  the extent  provided by applicable law (a) for a breach of the Director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions that  constitute willful misconduct,  recklessness, or  a knowing

          violation  of  law,  (c) under   35-1-409  of  the  Montana  Code

          Annotated, (d) for a transaction  from which the Director derives an improper  personal  benefit, or  (e) for any  act or  omission

          occurring prior to  the effective  date of this  Article VI.   No

          amendment to or repeal of this  Article VI shall apply to or have any  effect on the liability or alleged liability of any Director of the Corporation for or  with respect to any acts  or omissions of such Director occurring prior to such amendment or repeal.

               ARTICLE VII.  The  aggregate  number  of  shares  which  the

          Corporation has authority to  issue is 65,000,000 shares  without nominal or  par value,  consisting of 5,000,000  Preferred shares and 60,000,000 Common shares.

               At the date hereof,  the aggregate number of shares,  issued and unissued, itemized by  class and series, if any,  within each class is as follows:

                           Issued           Unissued            Total
                           ------           --------            -----

          Common         23,750,936        36,249,064        60,000,000

          Preferred:
           $6.00 Series     159,589
           $4.20 Series      60,000
           $2.15 Series   1,200,000

          Undesignated                      3,580,411         5,000,000


               (a)  The Preferred shares shall be issued from time to time in one or more series.  The shares of any such series shall bear such distinctive serial designation as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of

          Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of

          Directors is expressly empowered to fix:

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                     1.  The dividend rate for the particular series, and

               the date or dates from which dividends on shares of such

               series shall be cumulative;

                     2.  The terms on which the shares of the particular

               series may be redeemed;

                     3.  The amount which shall be paid to the holders of

               shares of the particular series in the case of dissolution or any distribution of assets; and

                     4.  The terms or amount of any sinking fund provided

               for the purchase or redemption of the shares of the

               particular series.



                    All of the Preferred shares of any one series shall be

          identical in all respects, except as to the dates from which dividends thereon shall be cumulative; and all of the Preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as herein otherwise provided.

               (b)  The holders of Preferred shares at the time outstanding shall be entitled to receive dividends when and as declared by the Board of Directors, out of the surplus or net profits of the

          Corporation, payable in the case of each series at the annual dividend rate for that particular series theretofore fixed by the

          Board of Directors as hereinbefore provided.  Such dividends on

          Preferred shares shall be cumulative from the date or dates theretofore fixed for the purpose by the Board of Directors, as hereinbefore provided, so that if dividends on all outstanding shares of each particular series of the Preferred shares, at the annual dividend rate fixed by the Board of Directors, as

          hereinbefore provided, shall not have been paid or declared and set apart for payment for all past dividend periods and for the current dividend periods, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment at said rate, but without interest, before any dividends on the

          Common shares shall be paid or declared and set apart for

          payment.  No dividends shall be paid or declared and set apart for payment on any series of Preferred shares for any particular dividend period unless at the same time all unpaid dividends, if any, on all the outstanding Preferred shares for all dividend

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

          periods terminating prior to or concurrently with the termination of such particular dividend period shall be paid or declared and set apart for payment thereon.  Dividends may be paid upon the

          Common shares only when dividends at the respective annual dividend rates fixed by the Board of Directors, as hereinbefore provided, upon all the outstanding Preferred shares shall have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, but whenever there shall have been paid or declared and set apart for payment all such dividend upon the Preferred shares, as

          aforesaid, then dividends upon the Common shares may be declared payable then or thereafter out of any surplus or net profits then remaining.  The holders of shares of each series of the Preferred shares shall not be entitled to receive any dividends thereon other than the aforesaid dividends at the annual dividend rate for the particular series fixed by the Board of Directors, as hereinbefore provided.

                    Dividends may also be declared and paid in cash out of

          depletion reserves in the manner and to the extent provided by law.

               (c)  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation or any distribution of capital, whether voluntary or involuntary, the holders of

          Preferred shares at the time outstanding shall be entitled to be paid the amount fixed by the Board of Directors, as hereinbefore provided, before any distribution or payment shall be made to the holders of Common shares.  The holders of the Preferred shares shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the

          Corporation or upon any distribution of capital other than the distributive amounts at the rates for the respective series fixed by the Board of Directors, as hereinbefore provided, but, after such payment to the holders of the Preferred shares, the

          remaining assets and funds of the Corporation (subject to the rights of any class of shares hereafter authorized) shall be divided and distributed among the holders of the Common shares alone according to their respective shares.

               (d)  A consolidation, merger or amalgamation of the

          Corporation with or into any other corporation or corporations shall not be deemed a distribution of assets of the Corporation within the meaning of any of the provisions hereof.

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

               (e)  Except as hereinafter otherwise provided, each holder of record of Preferred or Common shares shall be entitled to one vote for each share of stock held by him, except that holders of

          Preferred shares shall not be entitled to notice of or to vote at any annual or special meeting of shareholders called for the purpose of redeeming the whole or any part of the Preferred shares at the time outstanding, and except that at all elections for Directors, each holder of Preferred or Common shares shall be entitled to as many votes as shall equal the number of his

          Preferred or Common shares multiplied by the number of Directors to be elected, and may cast all of such votes in person or by proxy for a single Director, or may distribute them among the number to be voted for, or any two or more of them as he may see fit.

               (f)  No holder of Preferred shares shall be entitled as

          such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever,

          or of securities convertible into stock of any class whatsoever,

          whether now or hereafter authorized or whether issued for cash,

          for a consideration other than cash or by way or dividend.

               (g)  Upon any issue for money or other consideration of any shares of the Corporation that may be authorized from time to time, no holder of shares, irrespective of the kind of such shares, shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other share of the shares so issued, but the Board of Directors may dispose of all or any portion of such shares as and when it may determine free of any such rights, whether by offering the same to shareholders or by sale of other disposition, as said Board may deem

          advisable.

               (h)  The Corporation may redeem the whole or any part of the

          Preferred shares at the time outstanding, or the whole or any part of any series thereof, at any time or from time to time,

          upon the terms fixed by the Board of Directors as hereinbefore provided for the redemption of the Preferred shares to be

          redeemed; provided, however, that no Preferred shares of the

          $6 Series, the $4.20 Series or the $2.15 Series shall be redeemed

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

          without either the written consent, or the affirmative vote at any annual meeting or at any special meeting called for that purpose, of the holders of record of a majority of the Common shares issued and outstanding.  If less than all of the shares of any particular series of the Preferred shares are to be redeemed,

          the shares of such series to be redeemed shall be selected in such manner as the Board of Directors or the Executive Committee shall determine.  The Board of Directors by the vote or consent of two-thirds (2/3) of all of the members thereof shall have the power to select for redemption any particular share or shares of the Preferred shares to be redeemed, designating the share or shares of such Preferred shares so selected by the number or numbers appearing on the then outstanding certificate or

          certificates representing the shares so selected.  Notice of intention of the Corporation to redeem Preferred shares and of the date and place of redemption shall be mailed not less than thirty (30) days (or in case the Board of Directors shall have fixed a longer period as hereinbefore provided, then not less than such longer period) before the date of redemption to each holder of record of the shares to be redeemed, at his last known post office address as shown by the records of the Corporation.

          The holders of any Preferred shares so called for redemption shall, on the redemption date specified in such notice, cease to be shareholders of the Corporation with respect to such shares and all rights with respect to such Preferred shares so called for redemption shall, on such redemption date, cease and

          terminate except only the right of the holders thereof to receive the redemption price therefor without interest.

               At any time after such notice of redemption of any Preferred shares has been mailed or otherwise given, the Corporation may deposit, or may cause its nominee to deposit, the aggregate redemption price (or the portion thereof not already paid in the redemption of shares so to be redeemed) with any bank or trust company in the State of Montana having a capital and undivided surplus of not less than $500,000 named in a notice mailed to holders of the shares called for redemption and represented by certificates not theretofore surrendered, payable in the proper amounts to the respective orders of the record holders of such shares to be redeemed on endorsement, if required, and surrender of their certificates for said shares, and from and after the

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

          making of such deposit said holders shall have no interest in or claim against the Corporation or its nominee, with respect to said shares, but shall be entitled only to receive said moneys from said bank or trust company, without interest, on

          endorsement, if required, and surrender of their certificates as aforesaid.  The Corporation shall be entitled to receive from any such bank or trust company the interest, if any, allowed by said bank or trust company on any moneys deposited as in this

          paragraph provided, and the holders of any shares so redeemed shall have no claim to any such interest.  Any moneys so

          deposited and remaining unclaimed at the end of six years from the date fixed for redemption shall, if thereafter requested by resolution of the Board of Directors or of the Executive

          Committee, be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Corporation, shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as above-stated for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.  If such deposit shall be made by the nominee of the Corporation, as aforesaid,

          such nominee shall upon such deposit become the owner of the shares with respect to which such deposit is made, and

          certificates for shares may be issued to such nominee in evidence of such ownership.

               The Corporation may require any shares so called for

          redemption to be delivered, duly assigned to a nominee of the

          Corporation upon payment by such nominee in the manner

          hereinabove provided of all amounts payable on such redemption with respect to said shares.  Any shares delivered to or acquired by the nominee of the Corporation under the provisions hereof shall be converted into or exchanged for such other securities of the Corporation and on such terms as on or before such delivery or acquisition may have been provided by the Corporation in accordance with the next three paragraphs hereof.

               The Corporation from time to time may resell any of its own shares purchased or otherwise acquired by it as herein provided for at such price as may be fixed by its Board of Directors or

          Executive Committee.


               The Corporation, in order to acquire funds with which to

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

          redeem any Preferred shares of any class, may issue and sell shares of any class then authorized but unissued, bonds, notes,

          evidences of indebtedness or other securities.

               The Board of Directors of the Corporation may at any time

          authorize the conversion or exchange of the whole or any

          particular share or shares of the outstanding Preferred shares of any class, with the consent of the holder or holders thereof,

          into or for shares of any other class at the time of such consent authorized but unissued and may fix the terms and conditions upon which such conversion or exchange may be made; provided that without the consent of the holders of record of two-thirds (2/3)

          of the Common shares outstanding given at a meeting of the holders of the Common shares called and held as provided by the

          Bylaws or given in writing without a meeting, the Board of

          Directors shall not authorize the conversion or exchange of any

          Preferred shares of any class into or for Common shares or authorize the conversion or exchange of any Preferred shares of any class into or for Preferred shares of any other class, if by such conversion or exchange the amount which the holders of the shares so converted or exchanged would be entitled to receive either as dividends or shares in distribution of assets in preference to the Common shares would be increased.


               The Board of Directors shall have full power and authority,

          subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which Preferred shares shall be redeemed from time to time.

               (i)  Except as herein otherwise provided, upon the vote of a majority of all of the Directors of the Corporation and of the

          holders of record of a majority of the total number of shares then issued and outstanding and entitled to vote on such question as herein stipulated, irrespective of class (or if the vote of a larger number or different proportion of shares is required by the laws of the State of Montana, notwithstanding the above agreement of the shareholders of the Corporation to the contrary,

          then upon the vote of the larger number or different proportion of shares so required), the Corporation may from time to time create or authorize one or more other classes of shares with such

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          preferences, designations, rights, privileges, powers,

          restrictions, limitations and qualifications as may be determined by said vote, which may be the same as or different from the preferences, designations, rights, privileges, powers,

          restrictions, limitations and qualifications of the classes of shares of the Corporation then authorized.  Any vote authorizing the creation of a new class of shares may provide that all moneys payable by the Corporation with respect to any class of shares thereby authorized shall be paid in the money of any foreign country named therein or designated by the Board of Directors pursuant to authority therein granted.  Any such vote may

          authorize any shares of any class then authorized but unissued to be issued as shares of such new class or classes.


               So long as any of the Preferred shares are outstanding, the

          Corporation shall not, without the consent (given by a vote at a meeting called for that purpose) of the holders of at least two-

          thirds of the total number of the Preferred shares then

          outstanding.

                     1.  Create or authorize any new shares ranking prior

               to the Preferred shares as to dividends, in liquidation,

               dissolution, winding up or distribution, or create or

               authorize any security convertible into such shares; or

                     2.  Amend, alter, change or repeal any of the express

               terms of the Preferred shares then outstanding in a manner substantially prejudicial to the holders thereof.

               (j)  All shares of the Corporation without nominal or par

          value, whether authorized by these Articles or by subsequent increase of capital or pursuant to any amendment hereof, may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, and authority to the

          Board of Directors so to fix such consideration is hereby granted by the shareholders; and any and all shares so issued, the full consideration for which shall have been paid or delivered, shall be conclusively deemed to be fully paid and nonassessable and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

               At the time of the issue of any shares without nominal or

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

          par value, the Board of Directors may determine conclusively in the exercise of their reasonable discretion what capital

          valuation shall be placed upon any property (other than money)

          acquired by the Corporation in payment upon original issue of any of its shares without nominal or par value.

               (k)  The Corporation may issue securities, notes, bonds,

          debentures or other obligations convertible into shares of any class, in the amounts and on such terms as may be provided by resolution of the Board of Directors; provided, however, that the shares issued upon conversion thereof shall not have prior or superior rights and preferences to the shares of any class outstanding at the time the convertible securities, notes, bonds,

          debentures or other obligations are issued, and the issuance of such shares shall not substantially prejudice the holders of shares of any class outstanding at the time such convertible securities, notes, bonds, debentures or other obligations are issued.

                     1.  The Corporation may issue notes, bonds, debentures

               and other obligations of the Corporation in such amounts and upon such terms and conditions as may be authorized by

               resolution of the Board of Directors.

                    ARTICLE VIII.  Unless the laws of the State of Montana

               otherwise provide, any action which at any meeting of

               shareholders requires the vote, assent or consent of two-

               thirds (2/3) in interest of all the shareholders or of two-

               thirds (2/3) in interest of each class of shareholders

               having voting powers, or which requires such assent or

               consent in writing to be filed, may be taken upon the assent of and the assent given and filed of two-thirds (2/3) in

               interest of the shareholders present and voting at such

               meeting in person or by proxy; provided that where assent by classes is required, such assent shall be given by two-

               thirds (2/3) in interest of each class so present and

               voting.

               ARTICLE IX.  The Board of Directors may appoint from the

          Directors an Executive Committee, of which a majority shall constitute a quorum, and to such extent as shall be provided in the Bylaws, such Executive Committee shall have and may exercise all of the delegable powers of the Board of Directors, including power to cause the seal of the Corporation to be affixed to all papers that may require it.

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

               The power of appointment of committees (other than the

          Executive Committee) and of Officers (other than the President,

          the Vice Presidents, the Secretary and the Treasurer) and other persons employed by the Company may to the extent permitted by the Bylaws be delegated by the Board of Directors to the

          President or to the Executive Committee.

               The Board of Directors shall have the power from time to

          time to fix and to determine and to vary the amount of the working capital of the Corporation, and to direct and determine the use and disposition of any surplus or net profits over and above the capital paid in.

               The Board of Directors from time to time shall determine

          whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation,

          except as conferred by Statute or authorized by the Board of

          Directors, or by a resolution of the shareholders.

               ARTICLE X.  The shareholders may alter or amend the Bylaws of the Corporation by a majority vote (or if required by the laws of the State of Montana, a larger number or different proportion of the shares outstanding) of all the outstanding shares of the

          Corporation entitled to vote given at any meeting duly held as provided in the Bylaws, the notice of which includes notice of the proposed alterations or amendment.  The Board of Directors may also alter or amend the Bylaws at any time by affirmative vote of a majority (or if required by the laws of the State of

          Montana, a larger number or different proportion of the members of the Board of Directors) of the Board of Directors given at a duly convened meeting of the Board of Directors, the notice of which includes notice of the proposed alterations or amendments,

          subject to the power of shareholders to change or repeal such

          Bylaws; provided that the Board of Directors shall not make or alter any Bylaw fixing their qualifications or changing the number of shares required to constitute a quorum for a

          shareholders' meeting.

               ARTICLE XI.  A.  In addition to any affirmative vote

          required by law or under any other provision of these Restated

          Articles of Incorporation, and except as otherwise expressly

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

          provided in paragraph B., a Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least 70 percent of the outstanding shares of Capital Stock (as hereinafter defined) of the Corporation entitled to vote

          generally in the election of Directors ("Voting Shares").  Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national

          securities exchange or otherwise.

               B.   The provisions of paragraph A. of this Article shall

          not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these

          Restated Articles of Incorporation, if all of the conditions specified in subparagraphs 1. or 2. shall have been satisfied:

                     1.  The Business Combination shall have been approved

               by two-thirds (whether such approval is made prior to or

               subsequent to the acquisition of beneficial ownership of the

               Voting Shares that caused the 10% Shareholder [as

               hereinafter defined] to become a 10% Shareholder) of the

               Continuing Directors (as hereinafter defined); or

                2.  All of the following conditions shall have been met:

                    (a)  The aggregate amount of the cash and the Fair

               Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration

               other than cash to be received per share by holders of

               Common shares in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and

               (ii) below:

                         (i) (if applicable) The highest per share price

                    (including any brokerage commissions, transfer taxes

                    and soliciting dealers' fees) paid by or on behalf of

                    the 10% Shareholder for any Common shares in connection

                    with the acquisition by the 10% Shareholder of

                    beneficial ownership of Common shares (A) within the

                    two-year period immediately prior to the first public

                    announcement of the proposed Business Combination (the

                    "Announcement Date") or (B) in the transaction in which

                    it became a 10% Shareholder, whichever is higher; and

                         (ii) The Fair Market Value per Common share on the

                    Announcement Date or on the date on which the

                    10% Shareholder became a 10% Shareholder (such latter

                    date referred to in this Article as the "Determination

                    Date"), whichever is higher.

                              All per share prices and Fair Market Values

                    shall be adjusted to reflect any intervening stock

                    splits, stock dividends and reverse stock splits.

                    (b)  The aggregate amount of the cash and the Fair

               Market Value as of the date of the consummation of the

               Business Combination of consideration other than cash to be received per share by holders of shares of any class or

               series of outstanding Capital Stock, other than Common

               shares, shall be at least equal to the highest amount

               determined under clauses (i), (ii) and (iii) below:

                         (i) (if applicable) The highest per share price

                    (including any brokerage commissions, transfer taxes

                    and soliciting dealers' fees) paid by or on behalf of

                    the 10% Shareholder for any share of such class or

                    series of Capital Stock in connection with the

                    acquisition by the 10% Shareholder of beneficial

                    ownership of shares of such class or series of Capital

                    Stock (A) within the two-year period immediately prior

                    to the Announcement Date or (B) in the transaction in

                    which it became a 10% Shareholder, whichever is higher.


                         (ii) The Fair Market Value per share of such class

                    or series of Capital Stock on the Announcement Date or

                    on the Determination Date, whichever is higher; and

                         (iii) (if applicable) The highest preferential

                    amount per share to which the holders of shares of such

                    class or series of Capital Stock would be entitled in

                    the event of any voluntary or involuntary liquidation,

                    dissolution or winding up of the corporation,

                    regardless of whether the Business Combination to be

                    consummated constitutes such an event.

                              All per share prices and Fair Market Values
                    shall be adjusted for intervening stock splits, stock

                    dividends and reverse stock splits.

                              The provisions of this subparagraph (b) shall

                    be required to be met with respect to every class or

                    series of outstanding Capital Stock, whether or not the

                    10% Shareholder has previously acquired beneficial

                    ownership of any shares of a particular class or series

                    of Capital Stock.

                    (c)  The consideration to be received by holders of a

               particular class or series of outstanding Capital Stock

               (including Common shares) shall be cash or in the same form as previously has been paid by or on behalf of the

               10% Shareholder in connection with its direct or indirect

               acquisition of beneficial ownership of shares of such class or series of Capital Stock.  If the consideration so paid

               for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to

               acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the 10% Shareholder.

                    (d)  After such 10% Shareholder has become a

               10% Shareholder and prior to the consummation of such

               Business Combination:

                    (i) except as approved by two-thirds of the Continuing

               Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly

               dividends (whether or not cumulative) in accordance with the terms of the outstanding Preferred shares;

                         (ii) there shall have been (A) no reduction in the

                    annual rate of dividend paid on the Common shares

                    (except as necessary to reflect any stock split, stock

                    dividend or subdivision of the Common Shares), except

                    as shall have been approved by two-thirds of the

                    Continuing Directors, and (B) an increase in such

                    annual rate of dividends as necessary to reflect any

                    reclassification (including any reverse stock split),

                    recapitalization, reorganization or any similar

                    transaction which has the effect of reducing the number of outstanding Common shares, unless the failure so to increase such annual rate shall have been approved by

                    two-thirds of the Continuing Directors; and

                         (iii) such 10% Shareholder shall have not become

                    the beneficial owner of any additional Voting Shares

                    except as part of the transaction which results in such

                    10% Shareholder becoming a 10% Shareholder and except

                    in a transaction that, after giving effect thereto,

                    would not result in any increase in the

                    10% Shareholder's percentage beneficial ownership of

                    any class or series of Capital Stock.

                    (e)  After such 10% Shareholder has become a

               10% Shareholder, such 10% Shareholder shall not have:

                         (i) received the benefit, directly or indirectly

                    (except proportionately as a shareholder), of any

                    loans, advances, guarantees, pledges or other financial

                    assistance or any tax credits or other tax advantages

                    provided by the Corporation, whether in anticipation of

                    or in connection with such Business Combination or

                    otherwise; or

                         (ii) made any major change in the Corporation's

                    business or equity capital structure without the

                    approval of two-thirds of the Continuing Directors.

                    (f)  A proxy or information statement describing the

               proposed Business Combination and complying with the

               requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent

               provisions replacing such Act, rules or regulations) shall have been mailed to holders of outstanding Voting Shares of the Corporation at least thirty (30) days prior to the

               consummation of such Business Combination (whether or not

               such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).  The proxy or information statement shall contain on the first page

               thereof, in a prominent place, any statement as to the

               advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the

               Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or lack thereof) of the terms of the

               Business Combination from a financial point of view to the holders of the outstanding Voting Shares other than the

               10% Shareholder and its Affiliates or Associates (as

               hereinafter defined).

          C.   For the purposes of this Article:

                1.  The term "Business Combination" shall mean:

                    (a) any merger, consolidation or share exchanges of the

               Corporation or any Subsidiary (as hereinafter defined) with:

                          (i) any 10% Shareholder, or

                         (ii) any other company (whether or not such other

                    company is a 10% Shareholder) which is, or after such

                    merger or consolidation would be, an Affiliate or

                    Associate of a 10% Shareholder; or

                    (b)  any sale, lease, exchange, mortgage, pledge,

               transfer or other disposition or security arrangement,

               investment, loan, advance, guarantee, agreement to purchase,

               agreement to pay, extension of credit, joint venture

               participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any

               10% Shareholder or any Affiliate or Associate of any

               10% Shareholder involving any assets, securities or

               commitments of the Corporation or any Subsidiary having an aggregate Fair Market Value and/or involving aggregate

               commitments of five million dollars ($5,000,000) or more;

                    (c)  the issuance or transfer by the Corporation or any

               Subsidiary (in one transaction or a series of related

               transactions) of any securities of the Corporation or any

               Subsidiary to any 10% Shareholder or any Affiliate or

               Associate of any 10% Shareholder in exchange for cash,

               securities or other property (or a combination thereof)

               having an aggregate Fair Market Value of five million

               dollars ($5,000,000) or more;

                    (d)  the adoption of any plan or proposal for the

               liquidation or dissolution of the Corporation proposed by or on behalf of any 10% Shareholder or any Affiliate or

               Associate of any 10% Shareholder;

                    (e)  any reclassification of any securities of the

               Corporation (including any reverse stock split),

               recapitalization or reorganization of the Corporation,

               merger or consolidation of the Corporation with any

               Subsidiary, or any other transaction (whether or not with or otherwise involving a 10% Shareholder or any Affiliate or

               Associate of any 10% Shareholder) that has the effect,

               directly or indirectly, of increasing the proportionate

               share of the outstanding shares of any class of equity or

               convertible securities of the Corporation or any Subsidiary that is beneficially owned by any 10% Shareholder or any

               Affiliate or Associate of any 10% Shareholder; or

                    (f)  any other transaction or series of transactions

               that is similar in purpose or effect to, or any agreement,

               contract or other arrangement providing for any one or more of the actions specified in the foregoing subparagraphs (a)

               through (e).

               2. A "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any

          Affiliate or Associate of such person has any agreement,

          arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital

          Stock.

                3.  "10% Shareholder"  shall mean, in respect of any

          Business Combination, any person or Affiliate or Associate (other than the Corporation or any Subsidiary and other than any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee or fiduciary of any such plan when acting in such capacity) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such Business Combination, or

          immediately prior to the consummation of any such transaction:

                    (a)  is the beneficial owner, directly or indirectly,

               of not less than ten percent of the Voting Shares; or

                    (b)  is an Affiliate or Associate of the Corporation

               and at any time within three (3) years prior thereto was the beneficial owner, directly or indirectly, of not less than ten percent of the then outstanding Voting Shares; or

                    (c)  is an assignee or has otherwise succeeded to

               control of any Voting Shares of the Corporation which were at any time within three (3) years prior thereto

               beneficially owned by any 10% Shareholder, if such

               assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of

               1933.

                4.  A person shall be the "beneficial owner" of any Voting

          Shares:

                    (a)  which such person or any of its Affiliates and

               Associates beneficially owns, directly or indirectly; or

                    (b)  which such person or any of its Affiliates or

               Associates has, directly or indirectly

                         (i) the right to acquire (whether such right is

                    exercisable immediately or only after the passage of

                    time), pursuant to any agreement, arrangement or

                    understanding or upon the exercise of conversion

                    rights, exchange rights, warrants, options, or

                    otherwise, or

                         (ii) the right to vote pursuant to any agreement,

                    arrangement or understanding; or

                    (c)  which are beneficially owned, directly or

               indirectly, by any other person with which such first

               mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting

               Shares.

                5.  Voting Shares shall include shares deemed beneficially owned through application of subparagraph 4 above but shall not include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants, options, or otherwise.

                6.  "Continuing Director" shall mean any member of the

          Board of Directors who is not an Affiliate or Associate or

          representative of the 10% Shareholder and who was a member of the

          Board of Directors of the Corporation prior to the date as of which any 10% Shareholder acquired in excess of five percent of the then outstanding Voting Shares, or a person designated

          (before his initial election as a Director) as a Continuing

          Director by a majority of the then Continuing Directors.

                7.  In the event of any Business Combination in which the

          Corporation survives, the phrase "consideration other than cash to be received" shall mean Common shares and/or the shares of any other class of outstanding Voting Shares of the Corporation retained by the holders of such shares.

                8.  "Affiliate" and "Associate" shall have the respective

          meanings given those terms in Rule l2b-2 of the General Rules and

          Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1986.

               9.   "Subsidiary" means any company of which a majority of

          any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of 10% Shareholder set forth in subparagraph 3 of this paragraph C., the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is owned,

          directly or indirectly, by the Corporation.

               10.  The term "Capital Stock" shall mean all capital stock of this Corporation authorized to be issued from time to time under these Articles of Incorporation as amended from time to time.

               11.  The term "Fair Market Value" means:

                    (a)  in the case of shares, the highest closing sale

               price during the 30-day period immediately preceding the

               date in question of such a share on the New York Stock

               Exchange; and

                    (b)  in the case of property other than cash or shares,

               the fair market value of such property on the date in

               question as determined by a majority of Continuing Directors then on the Board.

               D.   A majority of the Continuing Directors shall have the

          power and duty to determine for the purposes of this Article on the basis of information known to them:

                     1.  The number of Voting Shares beneficially owned by

               any person,

                     2.  Whether a person is an Affiliate or Associate of

               another,

                     3.  Whether a person has an agreement, arrangement or

               understanding with another as to the matters referred to in subparagraph 4 of paragraph C. of this Article,

                    4.   Whether the assets which are the subject of any

               Business Combination have an aggregate Fair Market Value of five million dollars ($5,000,000) or more, and

                    5.   Any other matters with respect to which a

               determination is required under this Article.  Any such

               determinations made in good faith shall be binding and

               conclusive on all parties.



               E.   Consideration for shares to be paid to any shareholder

          pursuant to this Article shall be the minimum consideration payable to the shareholder and shall not limit a shareholder's right under any provision of law or otherwise to receive greater consideration for any shares of the Corporation.

               F.   The fact that any Business Combination complies with

          the provisions of subparagraph B.2. of this Article shall not be construed to impose any fiduciary duty, obligation or

          responsibility on the Board of Directors, or any member thereof,

          to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business

          Combination.

               G.   Notwithstanding any other provisions of these Restated

          Articles of Incorporation or the Bylaws of the Corporation any

          amendment, alteration, change or repeal of this Article shall require the affirmative vote of the holders of at least

          70 percent of the then outstanding Voting Shares; provided that this paragraph G. shall not apply to, and such 70 percent vote shall not be required for, any amendment, alteration, change or repeal recommended to the shareholders by two-thirds of the

          Continuing Directors.

               H.   Nothing contained in this Article shall be construed to

          relieve any 10% Shareholder from any fiduciary obligation imposed by law.

               ARTICLE XII.  These Restated Articles of Incorporation

          correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended and hereby amended, and supersede the original articles of incorporation and all amendments thereto.

          Dated June 10, 1988


                                        /s/ John Carl
                                        -----------------------------------
                                        Vice President



                                        /s/ Patricia L. duToit
                                        -----------------------------------
                                        Assistant Secretary

                        ARTICLES OF AMENDMENT AND CERTIFICATE

                  OF ADOPTION OF RESTATED ARTICLES OF INCORPORATION

                                          OF

                              THE MONTANA POWER COMPANY



               Pursuant to Sections 35-1-209 and 35-1-213, M.C.A., the

          undersigned corporation hereby makes the following statement:


               FIRST:  The name of the corporation is THE MONTANA POWER

          COMPANY.


               SECOND:  The annexed Restated Articles of Incorporation of

          THE MONTANA POWER COMPANY were adopted by the shareholders on

          May 10, 1988.



               THIRD:  The number of shares outstanding, and the number of shares of each class entitled to vote thereon was:

            Class                                        No. of Shares
            ------                                       -------------

          Common                                          23,750,936
          Preferred                                        1,419,589
                                                          ----------

            Total                                         24,170,525


               FOURTH:  (a)  The number of shares voted for and against the

          Restatement of the Articles of Incorporation was:

                                                       No. Voted Against
                          No. Voted for Restated       Restated Articles
             Class       Articles of Incorporation     of Incorporation
             ------      -------------------------     -----------------

          All Classes           19,901,320                  755,210

          No class of shares is entitled to vote as a class on the

          Restatement of the Articles of Incorporation.



               (b)  The number of shares voted for and against the

          Amendment to the Articles of Incorporation adding a new

          Article VI, relating to the liability of Directors, and

          renumbering the existing Article VI and those following was:

                              No. Voted for        No. Voted Against
             Class            the Amendment          the Amendment
             -----            -------------        ---------------

          All Classes          19,901,320              755,210

          No class of shares is entitled to vote as a class on the

          Amendment to the Articles of Incorporation.



               FIFTH:  Neither the Restated Articles of Incorporation nor

          the Amendment to the Articles of Incorporation provide for an exchange, reclassification or cancellation of issued shares.



          DATED:  June 10, 1988



                                        THE MONTANA POWER COMPANY


                                        By /s/ John Carl
                                           -------------------------------
                                           Vice President

          (SEAL)

                                        By /s/ T. O. McElwain
                                           -------------------------------
                                           Assistant Secretary

          STATE OF MONTANA      )
                                )  ss.
          County of Silver Bow  )


               I, the undersigned Notary Public, do hereby certify that on this 10th day of June 1988, personally appeared before me John

          Carl, who, being by me first duly sworn, declared that he is a

          Vice President of THE MONTANA POWER COMPANY, that he signed the foregoing document as Vice President of the Corporation, and that the statements therein contained are true.



                                        /s/ Jessica G. Eyde
                                        ---------------------------------
                                        Notary Public for the State of
          (SEAL)                          Montana
                                        Residing at Butte, Montana
                                        My Commission expires 10-29-88

                                ARTICLES OF AMENDMENT

                                        TO THE

                                          OF

                              THE MONTANA POWER COMPANY


               Pursuant to the provisions of Section 35-1-209, MCA, the

          undersigned corporation adopts the following Articles of

          Amendment to its Articles of Incorporation.

               FIRST:    The name of the corporation is THE MONTANA POWER

          COMPANY.

               SECOND:   The following amendment to its Articles of

          Incorporation was adopted by the shareholders of the corporation on May 8, 1990, in the manner prescribed by the Montana Business

          Corporation Act.

               The first paragraph of Article VI of the Restated Articles of Incorporation of the corporation is amended to read as

          follows:

                    "The aggregate number of shares which the corporation
               has authority to issue is 125,000,000 shares without nominal or par value, consisting of 5,000,000 Preferred shares and 120,000,000 Common shares."

               THIRD:    The number of Common shares of the corporation

          outstanding at the time of such adoption was 49,613,012 Common shares having no par value; and the number of such shares

          entitled to vote thereon was 49,456,153.  The number of Preferred shares of the corporation outstanding at the time of such

          adoption was 1,419,589 Preferred shares having no par value; and

          the number of such shares entitled to vote thereon was 1,419,589.

               FOURTH:   The vote to increase the number of authorized

          Common shares was as follows:

                                   For                    Against

                              ------------------       --------------------

               Common         39,015,717               2,267,098
               Preferred       1,074,899                  54,306

                              ------------------       --------------------
               Total          40,090,616               2,321,404



          DATED:  May 15, 1990

                                             THE MONTANA POWER COMPANY


                                             /s/ John Carl
                                             ------------------------------
                                             Vice Presiden
          (SEAL)

                                             /s/ T. O. McElwain
                                             ------------------------------
                                             Assistant Secretary



          STATE OF MONTANA         )
                                   ) ss.
          County of Silver Bow     )


               I, the undersigned Notary Public, do hereby certify that on this 15th day of May 1990, personally appeared before me John

          Carl, who, being by me first duly sworn, declared that he is a

          Vice President of THE MONTANA POWER COMPANY, that he signed the foregoing document as Vice President of the Corporation, and that the statements therein contained are true.


                                             /s/ Jessica G. Eyde
                                             ------------------------------
                                             Notary Public for the State of
                                             Montana
          (SEAL)                             Residing at Butte, Montana
                                             My Commission expires 10/29/91
                                                                   --------

                                ARTICLES OF AMENDMENT

                                        TO THE

                          RESTATED ARTICLES OF INCORPORATION

                                          OF

                              THE MONTANA POWER COMPANY


               Pursuant to the provisions of Section 35-1-619, Montana Code

          Annotated, the undersigned corporation adopts the following

          Articles of Amendment to its Restated Articles of Incorporation.


               FIRST:    The name of the corporation is THE MONTANA POWER

          COMPANY.

               SECOND:   On August 24, 1993 and October 26, 1993, the Board

          of Directors of the corporation established and designated a

          Fourth Series of Preferred Stock, determining with respect to such Series the dividend rate, periods and payment dates, the redemption prices and the amount to be paid in the event of liquidation, dissolution or winding up of the affairs of the corporation or any distribution of its capital, and authorized the amendment to the Restated Articles of Incorporation set forth below under THIRD.

               THIRD:     The text of the amendment so authorized is as

          follows, and will be inserted as a new, undesignated subparagraph at the end of Section (a) of Article VII of the Restated Articles

          of Incorporation:

          Fourth Series
          -------------

               The Fourth Series of Preferred Stock of the Company (the

          "Fourth Series"), consists of 500,000 shares designated as

          "Preferred Stock, $6.875 Series," and has the relative rights,

          preferences and limitations as set fourth in these Restated

          Articles of Incorporation, and as follows:

               (A)  The dividend rate for the Fourth Series shall be $6.875 per share per annum; quarterly periods ending January 31, April

          30, July 31 and October 31 of each year hereby are established as the regular dividend periods for the shares of such Series and dividends for such periods shall be payable, in arrears, on

          February 1, May 1, August 1, and November 1 of each year;

          provided, however, the first dividend shall be payable, in arrears, on February 1, 1994, for the period from the date of the original issue through January 31, 1994; and dividends on shares of the Fourth Series shall be cumulative from the date of

          original issue;

               (B)  The shares of the Fourth Series shall not be redeemable prior to November 1, 2003; the shares shall be redeemable, at the option of the Company, in whole or in part, at any time upon not less than thirty (30) days' notice, on and after November 1,

          2003, at the redemption prices per share set forth below, plus,

          in each case, accumulated but unpaid dividends to the date of redemption:

                         Redemption Period                 Price

          ------------------------------------------       -------------


          November 1, 2003 to October 31, 2004              $103.438

          November 1, 2004 to October 31, 2005              $103.094

          November 1, 2005 to October 31, 2006              $102.750

          November 1, 2006 to October 31, 2007              $102.406

          November 1, 2007 to October 31, 2008              $102.063

          November 1, 2008 to October 31, 2009              $101.719

          November 1, 2009 to October 31, 2010              $101.375

          November 1, 2010 to October 31, 2011              $101.031

          November 1, 2011 to October 31, 2012              $100.688

          November 1, 2012 to October 31, 2013              $100.344

          November 1, 2013 and there after                  $100.000



               (c)  The amount which shall be paid to the holders of shares of the Fourth Series in the event of any liquidation, dissolution or winding up of the affairs of the Company or any distribution of its capital, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common

          Stock, shall be $100 per share, plus accumulated but unpaid dividends.

               Fourth:   Shareholder approval of these Articles of

          Amendment is not required.




          DATED:    October 26, 1993

                                             THE MONTANA POWER COMPANY


                                             /s/ P. K. Merrell
                                             -----------------------------
                                             Vice President and Secretary

          (SEAL)
                                             /s/ R. M. Ralph
                                             -----------------------------
                                                  Assistant Secretary




          STATE OF MONTANA              )
                                        )  ss.
          County of Silver Bow          )


               I, the undersigned, Notary Public, do hereby certify that on this 26th day of October, 1993, personally appeared before me P.
          K. Merrell, who, being by me first sworn, declared that she is Vice President and Secretary of THE MONTANA POWER COMPANY, that she signed the foregoing document as Vice President and Secretary of the corporation, and that the statements therein contained are true.


                   (SEAL)
                                   /s/ Jessica G. Eyde
                                   ----------------------------------------
                                   Notary Public for the State of Montana
                                         Residing at Butte, Montana
                                   My Commission expires 10/29/94.

                                ARTICLES OF AMENDMENT
                      TO THE RESTATED ARTICLES OF INCORPORATION
                                          OF
                              THE MONTANA POWER COMPANY


               Pursuant  to the  provisions of  Section 35-1-230,  MCA, the

          undersigned   corporation  adopts   the  following   Articles  of

          Amendment to its Articles of Incorporation.

               FIRST:    The name  of the corporation is  The Montana Power

          Company.

               SECOND:    The  following  amendment  to  the  corporation's

          Restated   Articles   of   Incorporation  was   adopted   by  the

          shareholders  of the corporation on  May 30, 1995,  in the manner prescribed by the Montana Business Corporation Act.

               Article V of the  Restated Articles of Incorporation  of the

          corporation is amended  so that the following paragraph  is added at the end thereof:

                    "Notwithstanding anything contained in these Articles (including Article VIII hereof) or in the Bylaws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation), any amendment, alteration, change or repeal of, or the adoption of any provision inconsistent with, this Article V or Section 11 of the Bylaws of the Corporation by shareholders shall require the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote thereon."


               THIRD:    The number  of  Common shares  of  the corporation

          outstanding  at the record date was 53,819,717 common shares; and

          the number of such shares  entitled to vote on the  amendment was

          53,819,717.  The number  of Preferred  shares of  the corporation outstanding at the record  date was 1,919,589; and the  number of such shares entitled to vote on the amendment was 1,919,589.

               FOURTH:   The  number of  voting shares  represented at  the

          meeting were:

               Common    46,452,016         Preferred  1,625,787

               FIFTH:    The vote on the Amendment was as follows:

                                                For          Against
                                             --------      ----------

               Common and Preferred Total:   37,635,330     5,941,380


               DATED:    June 9, 1995.


                                   THE MONTANA POWER COMPANY


                                   /s/ P. K. Merrell
                                   -----------------------------------
                                   Vice President
          (SEAL)

                                   /s/ R. M. Ralph
                                   ------------------------------------
                                   Assistant Secretary


          STATE OF MONTANA         )
                                   ss.
          County of Silver Bow     )

               I, the undersigned Notary Public, do hereby  certify that on this  9th day of June, 1995, personally  appeared before me P. K.

          Merrell, who, being by me first duly sworn,  declared that she is a  Vice President of THE  MONTANA POWER COMPANY,  that she signed the foregoing document as Vice  President of the Corporation, and that the statements therein contained are true.


                              /s/ Jessica G. Eyde
                              -----------------------------------------
                              Notary Public for the State of Montana
          (SEAL)              Residing at Butte, Montana
                              My Commission expires 10/29/98

                                ARTICLES OF AMENDMENT
                      TO THE RESTATED ARTICLES OF INCORPORATION
                                          OF
                              THE MONTANA POWER COMPANY


               Pursuant to the provisions of Section 35-1-230, MCA, the

          undersigned corporation adopts the following Articles of

          Amendment to its Articles of Incorporation.

               FIRST:    The name of the corporation is The Montana Power

          Company.

               SECOND:   The following amendment to the corporation's

          Restated Articles of Incorporation was adopted by the

          shareholders of the corporation on May 14, 1996, in the manner prescribed by the Montana Business Corporation Act.

               Article VI of the Restated Articles of Incorporation of the

          corporation is amended

          to read as follows:

               No Director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any actions taken or any failure to take any action, as a Director, except liability for: (a) the amount of a financial benefit received by a Director to which the Director is not entitled; (b) an intentional infliction of harm on the corporation or its shareholders; (c) a violation of 35-1-713 of the Montana Code Annotated; or, (d) an intentional violation of criminal law. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

               THIRD:    The number of Common shares of the corporation

          outstanding at the record date was 54,632,075 common shares;  and the number of such shares entitled to vote on the amendment was

          54,632,075. The number of Preferred shares of the corporation outstanding at the record date was 1,919,589; and the number of such shares entitled to vote on the amendment was 1,919,589.


               FOURTH:   The number of voting shares represented at the

          meeting were:

               Common    47,509,562          Preferred    1,621,807

               FIFTH:    The vote on the Amendment was as follows:

                                                For             Against
                                               -----           -----------
               Common and Preferred Total:        43,561,574       4,475,104


               DATED:    June 13, 1996.


                                   THE MONTANA POWER COMPANY


                                   /s/ Robert P. Gannon
                                   --------------------------------------
                                   Vice Chairman of the Board and
                                   President

          (SEAL)
                                   /s/ Rose Mary Ralph
                                   --------------------------------------
                                   Assistant Secretary


          STATE OF MONTANA         )
                                   ss.
          County of Silver Bow     )

               I, the undersigned Notary Public, do hereby certify that on this 13th day of June, 1996, personally appeared before me R. P.

          Gannon, who, being by me first duly sworn, declared that he is

          Vice Chairman of the Board and President of THE MONTANA POWER

          COMPANY, that he signed the foregoing document as Vice Chairman of the Board and President of the Corporation, and that the statements therein contained are true.

                                    /s/ Lauri A. Yelenich
                                   ------------------------------------------
                                   Notary Public for the State of Montana
          (SEAL)                   Residing at Butte, Montana
                                   My Commission Expires: 9/1/96